UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               March 17, 2016 (March 11, 2016)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-35574	37-1661577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (412) 553-5700

(Former name or former address, if changed since last report)

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see  General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EQT Midstream Services, LLC (EQM General Partner), the general partner of EQT Midstream Partners, LP (EQM), announced the election of Robert J. McNally, age 45,  as Senior Vice President and Chief Financial Officer effective March 21, 2016.  Philip P. Conti, whose intention to retire from the same position was previously announced on a Form 8-K filed with the Securities and Exchange Commission (SEC) on August 10, 2015, was elected Senior Vice President, Special Projects and Principal Financial Officer, also effective March 21, 2016.  Mr. McNally will assume the role of principal financial officer, and Mr. Conti will step down from that role and the role of Senior Vice President, Special Projects, the date after the filing of EQM’s Form 10-Q for the quarter ending March 31, 2016 or on such earlier date as EQT Corporation (EQT) may request.

Mr. McNally will be an employee of EQT, which will pay Mr. McNally’s compensation.  Mr. McNally’s compensation is described in a Form 8-K filed with the SEC by EQT concurrent herewith.  A portion of Mr. McNally’s compensation will be reimbursed by EQM pursuant to the terms of EQM’s omnibus agreement with EQT.

Mr. McNally was also appointed as a director of the EQM General Partner, and the Board of Directors was increased from seven to eight members, both effective March 21, 2016.

Mr. McNally has served as Executive Vice President and Chief Financial Officer of Precision Drilling Corporation since July, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP
(Registrant)

By:	EQT Midstream Services, LLC,
its General Partner

By:	/s/ David L. Porges
David L. Porges
President and Chief Executive Officer

Date:  March 17, 2016